                                                                   EXHIBIT 10.09

                             EMPLOYMENT AGREEMENT
                             --------------------
                          (as amended June 17, 1998)

     THIS AGREEMENT is made effective as of January 1, 1996 (the "Effective Date"), by and between First Federal Savings Bank (the "Bank") and B. K. Goodwin, III (the "Employee") and supersedes the Employment Agreement by and between the Bank and the Employee dated February 1, 1995.

     WHEREAS, the Bank wishes to assure retention of the services of the Employee for the period provided in this Agreement; and

     WHEREAS, the Employee is willing to serve in the employ of the Bank for said period.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Employment.  The Employee is employed as the President and Chief
          ----------
Executive Officer of the Bank. The Employee shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board of Directors of the Bank ("Board") may from time to time reasonably direct, including normal duties as an officer of the Bank.

     2.   Base Compensation.  The Bank agrees to pay the Employee during the
          -----------------
term of this Agreement a salary at the rate of $135,000 per annum, payable in cash twice monthly; provided, however, that such salary shall be reduced by any salary paid to the Employee by the Bank's holding company, FirstFed Bancorp, Inc. (the "Company"), under the employment agreement of even date herewith between the Company and the Employee. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary. The first such review under this Agreement shall be made no later than December 31, 1996, to be effective January 1, 1997.

     3.   Discretionary Bonuses.  The Employee shall participate in an equitable
          ---------------------
manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     4. (a) Participation in Retirement, Medical and Other Plans. The Employee shall participate in any plan that the Bank maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

          (b)  Employee Benefits; Expenses.  (1) The Employee shall participate
               ---------------------------
in any fringe benefits which are or may become available to the Bank's senior management employees and which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank.

               (2) The Board recognizes the Employee's need for an automobile for business purposes. The Bank, therefore shall provide the Employee with an automobile, including all related maintenance, repairs, insurance and other costs. The make and model of the automobile shall be mutually agreed upon by the Employee and the Board.

          (c)  Liability Insurance; Indemnification.  The Bank shall provide the
               ------------------------------------
Employee (including his heirs, executors, and administrators) with coverage under a standard directors' and officers' liability insurance policy at the Bank's expense, or in lieu thereof, shall indemnify the Employee (and his heirs, executors, and administrators) to the fullest extent permitted under Federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities); such expenses and liabilities to include, but not limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, and such settlements to be approved by the Board of Directors of the Bank; provided, however, that such indemnification shall not extend to matters as to which the Employee is finally adjudged to be liable for willful misconduct or gross negligence in the performance of his duties as a director or officer of the Bank.

     5.   Term.  The Bank hereby employs the Employee, and the Employee hereby
          ----
accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment may be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards and that this Agreement shall be extended.

     6.   Loyalty; Noncompetition.
          -----------------------

          (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties to the Bank hereunder and/or to its affiliates; provided, however, that from time to time, the Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present, in the reasonable opinion of the Board, any conflict of interest with the Bank or any of its subsidiaries or affiliates, or unfavorably affect the performance of the Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank and/or its affiliates, or be gainfully employed in any other position or job other than as provided above.

          (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

     7.   Standards.  The Employee shall perform his duties under this Agreement
          ---------
in accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide the Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     8.   Vacation and Sick Leave.  At such reasonable times as the Board shall
          -----------------------
in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Bank.

          (b) The Employee shall not receive any additional compensation from the Bank on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     9.   Termination and Termination Pay.  Subject to Section 11 hereof, the
          -------------------------------
Employee's employment hereunder may be terminated under the following circumstances:

          (a)  Death.  The Employee's employment under this Agreement shall
               -----
terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee for the remaining term of the contract, payable in a lump sum if election is made by the spouse within 30 days of Employee's death or otherwise on a monthly basis, plus any accrued and unpaid discretionary bonus due Employee at the time of his death, payable in a lump sum amount within 30 days of the Employee's death. In addition, the Bank shall maintain the existing medical insurance for the Employee's spouse for six months after the Employee's death.

          (b)  Disability.  (1)  The Bank may terminate the Employee's
               ----------
employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, which impairs, or which can be expected to impair, the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 9(b); provided, that any benefits paid pursuant to the Bank's long-term disability plan will continue in accordance therewith.

               (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

          (c)  Just Cause.  The Board may, by written notice to the Employee,
               ----------
immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the third sentence of this Subsection (c) and specifying the particulars thereof in detail. If following such meeting the Employee is reinstated, he shall be entitled to receive back pay for the period following termination and continuing through reinstatement.

          (d)  Without Just Cause; Constructive Discharge.  (1) The Board may,
               ------------------------------------------
by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs within the time period set forth in Section 11(b) hereof in which event the benefits and compensation provided for in Section 11 shall apply): (i) the salary provided pursuant to Section 2 hereof, up to the date of termination of the term as provided in Section 5 hereof (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period, and (ii) at the Employee's election, either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Bank provided for the Employee at the date of termination of employment, or (B) continued participation under such Bank benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or (II) in one lump sum within 10 days of such termination.

               (2) The Employee may voluntarily terminate his employment under this Agreement, and the Employee shall thereupon be entitled to receive the compensation and benefits payable under Section 9(d)(1) hereof, within 90 days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing (unless such voluntary termination occurs within the time period set forth in Section 11(b) hereof in which event the benefits and compensation provided for in Section 11 shall apply): (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office; (ii) a material reduction without reasonable cause in the Employee's base compensation; (iii) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him;
(iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at
Section 1; (v) a failure to elect or reelect the Employee to the Board; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank; or (vii) a material reduction in the secretarial or other administrative support of the Employee.

               (3) Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under clause (d)(1)(i) hereof shall be reduced to the extent that on the date of the Employee's termination of employment, the present value of the benefits payable under clauses (d)(1)(i) and (ii) hereof exceeds the limitation on severance benefits that is set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision ("OTS"), as in effect on the Effective Date. In the event that Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") becomes applicable to payments made under this Section 9(d), and the payments exceed the "Maximum Amount" as defined in Section 11(a)(1) hereof, the payments shall be reduced as provided by Section 11(a)(2) of this Agreement.

          (e)  Termination or Suspension Under Federal Law.  (1) If the Employee
               -------------------------------------------
is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

               (2) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

               (3) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the OTS, or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

               (4) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and
(ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (f)  Voluntary Termination by Employee.  Subject to Section 11 hereof,
               ---------------------------------
the Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 9(d)(2) hereof or within the time period set forth in Section 11(a) hereof, in which event the benefits and compensation provided for in Section 9(d) or 11, as applicable, shall apply).

     10.  No Mitigation.  The Employee shall not be required to mitigate the
          -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11.  Change in Control.
          -----------------

          (a)  Change in Control; Involuntary Termination.  (1) Notwithstanding
               ------------------------------------------
any provision herein to the contrary, in the event that (1) the Employee's employment under this Agreement is terminated by the Bank, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within 12 months after any change in control, or (2) the Employee voluntarily terminates employment for any reason within the 30-day period beginning on the date of any change in control, the Employee shall, subject to paragraph (2) of this Section 11(a), be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in
Section 280G(b)(3) of the Code and regulations promulgated thereunder (the "Maximum Amount"), and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within 10 days of such termination, and shall be paid in lieu of the payment of any benefits under
Section 9 hereof. The Bank shall also maintain existing insurance for six months after termination of the Employee's employment, or if Employee dies within such six months, the Bank shall maintain health insurance for the Employee's spouse, if living, for the remainder of the six month period. At the election of the Employee, which election is to be made within 30 days of Employee's termination, such payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Employee's termination, and shall be payable, in the event of the Employee's death before full payment is made, to the Employee's surviving spouse, if any, and otherwise to his estate. In the event that no election is made, payment to the Employee will be made on a monthly basis during the remaining term of this Agreement.

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

               (2) In the event that the Employee and the Bank jointly determine and agree that the total parachute payments receivable under clauses
(i) and (ii) of Section 11(a)(1) hereof exceed the Maximum Amount, notwithstanding the payment procedure set forth in Section 11(a)(1) hereof, the Employee shall determine which and how much, if any, of the parachute payments to which he is entitled shall be eliminated or reduced so that the total parachute payments to be received by the Employee do not exceed the Maximum Amount. If the Employee does not make his determination within 10 business days after receiving a written request from the Bank, the Bank may make such determination and shall notify the Employee promptly thereof. Within five business days of the earlier of the Bank's receipt of the Employee's determination pursuant to this paragraph or the Bank's determination in lieu of a determination by the Employee, the Bank shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement.

               (3) As a result of uncertainty in application of Section 280G of the Code at the time of payment hereunder, it is possible that such payments will have been made by the Bank which should not have been made ("Overpayment") or that additional payments will not have been made by the Bank which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made under Section 11(a)(1) hereof. In the event that the Employee, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Employee believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Bank to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Bank together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Bank if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Employee and the Bank determine, based upon controlling precedent or other substantial authority, that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Bank to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

               (4) The term "change in control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), (iv) the acquisition of control of the Bank or the Company within the meaning of 12 C.F.R. Part 574 or its applicable equivalent (except in the case of (i), (ii), (iii) and (iv) hereof, ownership or control of the Bank by the Company itself shall not constitute a "change in control"), or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") (the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least a majority of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under Subsection (a) of this Section 11 shall be reduced to the extent that on the date of the Employee's termination of employment, the amount payable under Subsection (a) of this Section 11 exceeds the limitation on severance benefits that is set forth in Regulatory Bulletin 27a of the OTS, as in effect on the Effective Date.

          (b)  Change in Control; Voluntary Termination.  Notwithstanding any
               ----------------------------------------
other provision of this Agreement to the contrary, but subject to Section 11(a)(2) hereof, the Employee may voluntarily terminate his employment under this Agreement within 12 months following a change in control of the Bank or the Company, as defined in paragraph (a)(4) of this Section 11, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a)(1) of this Agreement, within 90 days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing:
(i) the requirement that the Employee perform his principal executive functions more than 30 miles from his primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be changed by mutual agreement from time to time; (iii) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any employee benefit in which the Employee is a participant at the time of the change in control, or the taking of any action which would materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board of Directors of the Bank, if the Employee is serving on the Board on the date of the change in control; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank; or (vii) a material reduction in the secretarial or other administrative support of the Employee.

          (c)  Compliance with 12 U.S.C. Section 1828(k).  Any payments made to
               -----------------------------------------
the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

          (d)  Special Distribution Elections.  Notwithstanding the foregoing,
               ------------------------------
any severance benefits that became payable under this Section 11 shall be paid in the manner selected by the Employee in a duly executed election in the form attached hereto as Exhibit "A"; provided that such an election will be honored and given effect only if it is properly made and delivered to the Bank more than 90 days before the closing date of the Change in Control. The Employee may specify on the attached election form the manner of payment to his beneficiary, and may at any time or from time to time change the identity or manner of payment to his beneficiary. In the absence of a valid election, severance benefits will be paid in accordance with the terms of Section 11(a) hereof. Present value determinations and interest accruals on present value sums that are paid in installments over a fixed period of years shall be calculated at a rate equal to 120% of the applicable federal rate, compounded semiannually, as determined under Section 1274(d) of the Code, and the regulations thereunder.

     12.  Arbitration.  Any dispute or controversy arising under or in
          -----------
connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that until the Expiration Date the Employee shall be entitled to seek specific performance of his right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement. Any arbitration proceeding shall be governed by and subject to Alabama arbitration law.

     13.  Federal Income Tax Withholding.  The Bank may withhold all Federal and
          ------------------------------
State income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     14.  Successors and Assigns.
          ----------------------

          (a)  Bank.  This Agreement shall not be assignable by the Bank,
               ----
provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

          (b)  Employee.  Since the Bank is contracting for the unique and
               --------
personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

          (c)  Attachment.  Except as required by law, no right to receive
               ----------
payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     15.  Amendments.  No amendments or additions to this Agreement shall be
          ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     16.  Applicable Law.  Except to the extent preempted by Federal law, the
          --------------
laws of the State of Alabama shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     17.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     18.  Entire Agreement.  This Agreement, together with any understanding or
          ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     19.  Reimbursement of Employee for Enforcement Proceedings.  In the event
          -----------------------------------------------------
that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to defend against any action taken by the Bank, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee obtains either a written settlement or a final judgement by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten days of the Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                         FIRST FEDERAL SAVINGS BANK


                                                By:
-------------------------                          -------------------------
Secretary


WITNESS:

-------------------------                       ----------------------------
                                                        B. K. Goodwin, III

                                                                     EXHIBIT "A"

                          FIRST FEDERAL SAVINGS BANK
                 EMPLOYMENT AGREEMENT WITH B. K. GOODWIN, III
                        -------------------------------

                          ELECTION OF PAYMENT METHOD
                           AFTER A CHANGE IN CONTROL

                        -------------------------------


     AGREEMENT, made this ____ day of ________, 19__, by and between B. K. Goodwin, III (the "Employee") and First Federal Savings Bank (the "Bank"), with respect to distribution of the Employee's benefits ("Benefits") that have accrued under the Employment Agreement entered into between the Bank and the Employee on January 1, 1996 (the "Agreement") and have or become payable due to a Change in Control (as defined in the Agreement).

     NOW THEREFORE, it is mutually agreed as follows:

     1.   Form of Payment.  The Employee shall receive his Benefits in cash that
          ---------------
is paid --
          [_] in one lump sum equal to the present value of his accrued but unpaid Benefits.

          [_] in substantially equal annual payments over a period of _____ years (no more than 10), with interest accruing, in accordance with the Agreement, on the unpaid present value of his Benefits.

     2.   Time of Payment.  The Employee shall begin to receive Benefits as soon
          ---------------
as practicable after --

          [_]   a Change in Control closes.

          [_]   the January 1st after a Change in Control closes.

          [_] the _________ annual anniversary of the January 1st after a Change in Control closes.

     3.   Frequency of Payment.  The Employee shall receive Benefits on a ______
          --------------------
monthly, ______ quarterly, _____ semi-annual, or _____ annual basis.

Employment Agreement
Payment Election Form
Page 2

     4. Form of Payment to Beneficiary. In the event of the Employee's death, his Benefits shall be distributed --

          [_] in one lump sum payment, determined in the manner described in paragraph 1 hereof.

          [_] in accordance with the payment schedule selected in paragraphs 1, 2, and 3 hereof (with payments made as though the Employee survived to collect all benefits, and as though the Employee terminated service on the date of his death, if payments had not already begun).

     5.   Designation of Beneficiary.  In the event of the Employee's death
          --------------------------
before he has collected all of the benefits payable under the Agreement, the Employee hereby directs that any amounts unpaid under the Agreement be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 5 in the manner elected pursuant to paragraph 4 above:

       a. Primary Beneficiary.  The Employee hereby designates the person(s)
          -------------------
named below to be his primary beneficiary and to receive the balance of any unpaid benefits under the Agreement.

================================================================================
        Name of                                                Percentage of
  Primary Beneficiary              Mailing Address             Death Benefit
--------------------------------------------------------------------------------
                                                                     %
--------------------------------------------------------------------------------
                                                                     %
================================================================================

       b. Contingent Beneficiary.  In the event that the primary beneficiary or
          ----------------------
beneficiaries named above are not living at the time of the Employee's death, the Employee hereby designates the following person(s) to be his contingent beneficiary for purposes of the Agreement:

================================================================================
        Name of                                                Percentage of
Contingent Beneficiary             Mailing Address             Death Benefit
--------------------------------------------------------------------------------
                                                                     %
--------------------------------------------------------------------------------
                                                                     %
================================================================================

Employment Agreement
Payment Election Form
Page 3

     6.   Effect of Election.  The elections made in paragraphs 1, 2, and 3
          ------------------
hereof shall become irrevocable on the date 90 days before the closing of a Change in Control. The Employee may at any time and from time to time change his designation of, and manner of payment to, a beneficiary. Such election shall, however, become irrevocable upon the Employee's death.

     7.   Mutual Commitments.  The Bank agrees to make payment of all amounts
          ------------------
due the Employee in accordance with the terms of the Agreement and the elections made by the Employee herein. The Employee agrees to be bound by the terms of the Agreement, as in effect on the date hereof and as properly amended hereafter. The parties recognize and agree that this Agreement supersedes and nullifies any prior distribution election to the extent it is inconsistent herewith.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.


                                        EMPLOYEE
Witnessed by:

------------------------------          ------------------------------
                                        B. K. Goodwin, III



                                        FIRST FEDERAL SAVINGS BANK
Witnessed by:
------------------------------
                                        By
                                          ----------------------------
                                          An authorized Director